Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Fourth Quarter Net Income of $2.6 Million or $0.26 per Diluted Share and
$10.4 Million or $1.03 per Diluted Share for the Year Ended December 31, 2019

Renton, Washington – January 23, 2020 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended December 31, 2019, of $2.6 million, or $0.26 per diluted share, compared to net income of $2.5 million, or $0.25 per diluted share, for the quarter ended September 30, 2019, and $2.2 million, or $0.21 per diluted share, for the quarter ended December 31, 2018. For the year ended December 31, 2019, net income was $10.4 million, or $1.03 per diluted share, compared to net income of $14.9 million, or $1.43 per diluted share, for the year ended December 31, 2018.

“I am pleased with the growth in both deposit and loan balances during the quarter,” stated Joseph W. Kiley III, President and Chief Executive Officer. “I am also encouraged by the slight improvement in our net interest margin this quarter, after experiencing declines in each of the preceding six quarters,” continued Kiley. “The modest increase in net interest margin was primarily the result of a 10 basis point reduction in our cost of funds, an area receiving significant attention throughout the Bank. To this end, we continue to expand into new markets to attract lower cost deposits and enhance our growth prospects. During the fourth quarter, we entered the vibrant Kirkland, Washington market and we intend to expand into the University Place market, opening our first office in Pierce County in the first quarter of 2020. Different from traditional branch models, our expansion strategy starts with identifying a team of bankers with extensive experience and relationships in a particular market. Subsequently, we locate them in a small, efficient office space in that market, equipped with current technology to allow our bankers to demonstrate digital banking to their customers,” continued Kiley. “Offices in each of our markets include a conference room equipped with leading edge technologies that is made available to the local community,” concluded Kiley.

Net loans receivable totaled $1.11 billion at December 31, 2019, compared to $1.08 billion at September 30, 2019, and $1.02 billion at December 31, 2018. The average balance of net loans receivable totaled $1.09 billion for the quarter ended December 31, 2019, compared to $1.07 billion for the quarter ended September 30, 2019, and $1.01 billion for the quarter ended December 31, 2018. For the year ended December 31, 2019, the average balance of net loans receivable was $1.06 billion, compared to $995.8 million for the year ended December 31, 2018.

The Company did not record a provision for loan losses in the quarter ended December 31, 2019, compared to a $100,000 provision for loan losses in the quarter ended September 30, 2019, and a $200,000 provision for loan losses in the quarter ended December 31, 2018. There was no provision for loan losses in the most recent quarter despite our loan growth primarily due to credit upgrades for certain loan relationships reducing the amounts required to be allocated for loan losses for those credits and the continued strength in our loan portfolio quality metrics. In addition, the Bank realized recoveries of $57,000 on loans previously charged off and balances declined in loan categories typically associated with higher allowances due to loan payoffs, further reducing the need for additions to the allowance for loan and lease losses. The provision in the quarter ended September 30, 2019, was primarily due to growth in loans receivable. The provision for loan losses in the quarter ended December 31, 2018, was primarily due to a combination of growth in net loans receivable and a change in loan mix. For the year ended December 31, 2019, the recapture of provision for loan losses totaled $300,000, compared to a recapture of provision for loan losses of $4.0 million, which included $4.5 million in recoveries, recorded for the year ended December 31, 2018.

The Bank continued to expand its geographic footprint during the year opening its twelfth new office in Kirkland, King County, Washington, in the fourth quarter of 2019. The Bank has received regulatory approval to open its thirteenth office location in University Place, Pierce County, Washington, in the first quarter of 2020.

Highlights for the quarter and year ended December 31, 2019:
•	Net loans increased to $1.11 billion at December 31, 2019, from $1.08 billion at September 30, 2019, and $1.02 billion at December 31, 2018.
•	Total deposits increased to $1.03 billion at December 31, 2019, from $1.02 billion at September 30, 2019, and $939.0 million at December 31, 2018.
•	The Company increased the regular quarterly cash dividend to shareholders to $0.09 per share in the quarter ended June 30, 2019, from $0.08 per share previously.
•	The Company’s book value per share was $15.25 at December 31, 2019, compared to $15.06 at September 30, 2019, and $14.35 at December 31, 2018.
•
The Company repurchased 45,100 shares at an average price of $14.52 per share in the quarter ended December 31, 2019. For the year ended December 31, 2019, the Company repurchased a total of 479,052 shares at an average price of $15.42 per share pursuant to two separate stock repurchase plans approved by its Board of Directors.

•
The Bank’s Tier 1 leverage and total capital ratios at December 31, 2019, were 10.3% and 14.4%, respectively, compared to 10.1% and 14.4% at September 30, 2019, and 10.4% and 14.7% at December 31, 2018.

•	Based on management’s evaluation of the adequacy of the Allowance for Loan and Lease Losses (“ALLL”), there was no provision for loan losses required for the quarter ended December 31, 2019.
The ALLL represented 1.18% of total loans receivable, net of undisbursed funds, at December 31, 2019, compared to 1.20% at September 30, 2019, and 1.29% at December 31, 2018. Nonperforming assets totaled $549,000 at December 31, 2019, compared to $591,000 at September 30, 2019, and $1.2 million at December 31, 2018.
The following table presents a breakdown of nonperforming assets (unaudited):

	Dec 31,	Sep 30,	Dec 31,	Three Month	One Year
	2019	2019	2018	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$95	$98	$382	$(3)	$(287)
Commercial real estate	─	─	326	─	(326)
Consumer	─	39	44	(39)	(44)
Total nonperforming loans	95	137	752	(42)	(657)

Other real estate owned (“OREO”)	454	454	483	─	(29)

Total nonperforming assets (1)	$549	$591	$1,235	$(42)	$(686)

Nonperforming assets as a
percent of total assets	0.04%	0.05%	0.10%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms at December 31, 2019.

OREO remained at $454,000 for both December 31, 2019, and September 30, 2019, but declined from $483,000 at December 31, 2018, as a result of a write down in value of the two remaining OREO properties during the quarter ended March 31, 2019.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs. At December 31, 2019, TDRs totaled $5.2 million following $1.4 million in payoffs and payments in the quarter, compared to $6.6 million at September 30, 2019, and $9.4 million at December 31, 2018.

Net interest income totaled $9.7 million for both the quarters ended December 31 and September 30, 2019, compared to $10.0 million for the quarter ended December 31, 2018. The change in net interest income compared to the prior year period was due primarily to a reduction in the Company’s net interest margin between periods. For the year ended December 31, 2019, net interest income totaled $38.9 million, compared to $41.2 million for the year ended December 31, 2018. The reduction in 2019 was due to the net interest margin reduction noted above, as the cost of interest-bearing liabilities increased significantly in 2019.

Total interest income was $15.0 million during the quarter ended December 31, 2019, compared to $15.2 million during the quarter ended September 30, 2019, and $14.3 million in the quarter ended December 31, 2018. The decline from the quarter ended September 30, 2019, was due primarily to a decline in the average yield on interest-earning assets, while the increase over the quarter ended December 31, 2018, was due to growth in the average balance of total interest-earning assets outpacing the reduction in average yield on interest-earnings assets between the periods.

Total interest expense declined to  $5.3 million for the quarter ended December 31, 2019, from $5.6 million in the quarter ended September 30, 2019, and increased from $4.3 million for the quarter ended December 31, 2018. The decline from the quarter ended September 30, 2019, was due primarily to lower wholesale funding liabilities. Specifically, we redeemed higher rate brokered certificates of deposit and replaced them with lower cost alternatives during the quarter, as discussed in detail below. In addition, interest on FHLB advances declined as we replaced higher cost advances using interest rate swaps to secure lower interest rate advances. An overall higher cost of interest-bearing liabilities contributed to increased interest expense in the quarter ended December 31, 2019, compared to the quarter ended December 31, 2018. For the year ended December 31, 2019, the cost of interest-bearing liabilities increased to 1.92%

compared to 1.46% for the year ended December 31, 2018. This higher interest rate environment, along with an increase in the average balance of total interest-bearing liabilities, resulted in the significant increase in total interest expense for the year. The balance of brokered certificates of deposits were reduced to $94.5 million at December 31, 2019, from $138.6 million at September 30, 2019, and $97.8 million at December 31, 2018. For the second quarter in a row, the Bank replaced a portion of its callable brokered certificates of deposit portfolio with lower rate alternatives. Specifically, in addition to replacing certain maturing brokered deposits with short term FHLB advances, the Bank redeemed $10.2 million in callable brokered deposits with a weighted average rate of 3.33% and weighted average remaining term of 2.4 years. These funds were replaced with lower rate three-month FHLB advances and a concurrent 4-year, $10.0 million notional pay fixed interest rate swap for which the Bank will pay 1.59% and in exchange will receive variable rate amounts from the interest rate swap counter party based on three-month LIBOR. This redemption accelerated approximately $33,000 in unamortized fees relating to the original acquisition of the callable brokered deposits, increasing interest expense by this amount in the quarter ended December 31, 2019. Advances from the FHLB totaled $137.7 million at December 31, 2019, compared to $121.0 million at September 30, 2019, and $146.5 million at December 31, 2018. The average cost of FHLB advances was 1.66% for the quarter ended December 31, 2019, compared to 2.02% for the quarter ended September 30, 2019, and 2.12% for the quarter ended December 31, 2018. For the year ended December 31, 2019, the average cost of FHLB advances was 2.09%, compared to 1.92% for the prior year.

The following table presents a breakdown of our total deposits at the dates indicated (unaudited):

	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$52,849	$49,398	$46,108	$3,451	$6,741
Interest-bearing demand	65,897	53,197	40,079	12,700	25,818
Statement savings	17,447	21,647	24,799	(4,200)	(7,352)
Money market	377,766	332,722	339,047	45,044	38,719
Certificates of deposit, retail (1)	425,103	421,274	391,174	3,829	33,929
Certificates of deposit, brokered	94,472	138,590	97,825	(44,118)	(3,353)
Total deposits	$1,033,534	$1,016,828	$939,032	$16,706	$94,502
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $28,000 at December 31, 2019, $34,000 at September 30, 2019, and $58,000 at December 31, 2018.

The following tables present an analysis of total deposits by office at the dates indicated (unaudited):
	December 31, 2019
	Noninterest-bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$28,909	$35,384	$14,112	$219,482	$345,476	$-	$643,363
Landing	4,625	1,855	32	13,919	9,095	-	29,526
Woodinville (1)	1,772	3,228	699	13,076	7,110	-	25,885
Bothell	545	1,178	31	5,779	4,312	-	11,845
Crossroads	3,751	7,943	107	52,042	11,481	-	75,324
Kent (2)	370	2,753	-	4,036	1,055	-	8,214
Kirkland (3)	-	43	-	-	-	-	43
Total King County	39,972	52,384	14,981	308,334	378,529	-	794,200

Snohomish County
Mill Creek	2,295	1,790	504	19,440	10,687	-	34,716
Edmonds	4,243	3,718	177	24,644	17,007	-	49,789
Clearview (1)	3,194	3,538	807	7,445	4,775	-	19,759
Lake Stevens (1)	2,036	2,033	415	7,015	3,940	-	15,439
Smokey Point (1)	1,109	2,434	563	10,888	10,165	-	25,159
Total Snohomish County	12,877	13,513	2,466	69,432	46,574	-	144,862

Total retail deposits	52,849	65,897	17,447	377,766	425,103	-	939,062
Brokered deposits	-	-	-	-	-	94,472	94,472
Total deposits	$52,849	$65,897	$17,447	$377,766	$425,103	$94,472	$1,033,534
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $28,000.
(2) Kent office opened January 31, 2019.
(3) Kirkland office opened November 12, 2019.

	September 30, 2019
	Noninterest-bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$27,163	$21,905	$17,980	$208,086	$340,156	$-	$615,290
Landing	3,323	1,826	39	16,432	10,606	-	32,226
Woodinville (1)	2,287	2,130	672	13,303	6,996	-	25,388
Bothell	420	690	9	5,207	4,091	-	10,417
Crossroads	2,647	7,047	53	29,124	12,740	-	51,611
Kent (2)	134	2,657	6	4,524	849	-	8,170
Total King County	35,974	36,255	18,759	276,676	375,438	-	743,102

Snohomish County
Mill Creek	2,456	3,088	622	16,196	11,077	-	33,439
Edmonds	4,166	5,474	286	17,421	17,222	-	44,569
Clearview (1)	3,504	3,839	874	6,696	3,527	-	18,440
Lake Stevens (1)	1,817	1,935	509	6,216	3,666	-	14,143
Smokey Point (1)	1,481	2,606	597	9,517	10,344	-	24,545
Total Snohomish County	13,424	16,942	2,888	56,046	45,836	-	135,136

Total retail deposits	49,398	53,197	21,647	332,722	421,274	-	878,238
Brokered deposits	-	-	-	-	-	138,590	138,590
Total deposits	$49,398	$53,197	$21,647	$332,722	$421,274	$138,590	$1,016,828
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $34,000.
(2) Kent office opened January 31, 2019.

The net interest margin was 3.09% for the quarter ended December 31, 2019, compared to 3.07% for the quarter ended September 30, 2019, and 3.41% for the quarter ended December 31, 2018. The modest improvement in the quarter ended December 31, 2019, compared to the quarter ended September 30, 2019, relates primarily to the reduction in rates paid on brokered deposits and FHLB advances. The resulting improvement in the Company’s cost of funds more than outpaced the reduction in yields on interest-earning assets. The decline in net interest margin for the quarter ended December 31, 2019, compared to the quarter ended December 31, 2018, was due to an increase in the average cost of funds to 1.82% from 1.61%, along with a reduction in yield on average interest-earning assets yields, which declined to 4.78% from 4.88%, between periods. Net interest margin for the year ended December 31, 2019, was 3.19%, compared to 3.56% for the year ended December 31, 2018, primarily due to an increase in the average cost of funds to 1.84% from 1.39%, partially offset by a five basis point increase in the average yield on interest-earning assets between periods.

Noninterest income for the quarter ended December 31, 2019, totaled $1.5 million, compared to $1.0 million in the quarter ended September 30, 2019, and $728,000 in the quarter ended December 31, 2018. The increase in noninterest income for the quarter ended December 31, 2019, compared to the quarters ended September 30, 2019 and December 31, 2018, was due almost entirely to increases in loan related fees during a strong quarter for loan activity, including an increase of $175,000 in swap related fees and an increase in prepayment penalties received of $218,000. For the year ended December 31, 2019, noninterest income increased to $4.1 million, from $2.9 million in 2018, due primarily to increases in loan related fees, wealth management revenue, BOLI income recognition and net gain on sale of investments.

Noninterest expense totaled $8.0 million for the quarter ended December 31, 2019, compared to $7.5 million for the quarter ended September 30, 2019, and $7.7 million in the quarter ended December 31, 2018. Salaries and employee benefits for the quarter ended December 31, 2019, increased from the quarter ended September 30, 2019, primarily due to $271,000 in severance related expenses due to the termination of the Bank’s Chief Credit Officer during the quarter. In the quarter ended December 31, 2019, the Company significantly enhanced its online banking capabilities, resulting in higher data processing expense for the quarter. Regulatory assessments varied in the quarters ended December 31, 2019, and September 30, 2019, due to regulatory assessment credits received during those two quarters, with no such credit during the quarter ended December 31, 2018. Noninterest expense totaled $30.4 million for the year ended December 31, 2019, compared to $29.5 million in 2018. The increase in noninterest expense was due primarily to higher data processing, occupancy and equipment expenses and a modest increase in salaries and employee benefits.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 12 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Three Month Change	One Year Change

Cash on hand and in banks	$10,094	$7,615	$8,122	32.6%	24.3%
Interest-earning deposits	12,896	6,103	8,888	111.3	45.1
Investments available-for-sale, at fair value	136,601	138,224	142,170	(1.2)	(3.9)
Loans receivable, net of allowance of $13,218, $13,161, and $13,347, respectively	1,108,462	1,083,850	1,022,904	2.3	8.4
Federal Home Loan Bank ("FHLB") stock, at cost	7,009	6,341	7,310	10.5	(4.1)
Accrued interest receivable	4,138	4,407	4,068	(6.1)	1.7
Deferred tax assets, net	1,501	1,202	1,844	24.9	(18.6)
Other real estate owned ("OREO")	454	454	483	0.0	(6.0)
Premises and equipment, net	22,466	22,346	21,331	0.5	5.3
Bank owned life insurance ("BOLI")	31,982	31,681	29,841	1.0	7.2
Prepaid expenses and other assets	4,425	4,242	3,458	4.3	28.0
Goodwill	889	889	889	0.0	0.0
Core deposit intangible	968	1,005	1,116	(3.7)	(13.3)
Total assets	$1,341,885	$1,308,359	$1,252,424	2.6%	7.1%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$52,849	$49,398	$46,108	7.0%	14.6%
Interest-bearing deposits	980,685	967,430	892,924	1.4	9.8
Total Deposits	1,033,534	1,016,828	939,032	1.6	10.1
Advances from the FHLB	137,700	121,000	146,500	13.8	(6.0)
Advance payments from borrowers for taxes and insurance	2,921	5,043	2,933	(42.1)	(0.4)
Accrued interest payable	285	382	478	(25.4)	(40.4)
Other liabilities	11,126	10,004	9,743	11.2	14.2
Total liabilities	1,185,566	1,153,257	1,098,686	2.8%	7.9%

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares;
no shares issued or outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding
10,252,953 shares at December 31, 2019, 10,296,053 shares at September 30, 2019, and
10,710,656 shares at December 31, 2018	103	103	107	0.0%	(3.7)%
Additional paid-in capital	87,370	87,835	93,773	(0.5)	(6.8)
Retained earnings, substantially restricted	73,321	71,592	66,343	2.4	10.5
Accumulated other comprehensive loss, net of tax	(1,371)	(1,042)	(2,253)	31.6	(39.1)
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,104)	(3,386)	(4,232)	(8.3)	(26.7)
Total stockholders' equity	156,319	155,102	153,738	0.8	1.7
Total liabilities and stockholders' equity	$1,341,885	$1,308,359	$1,252,424	2.6%	7.1%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Three Month Change	One Year Change
Interest and dividend income
Loans, including fees	$13,852	$13,897	$13,024	(0.3)%	6.4%
Investments available-for-sale	995	1,066	1,124	(6.7)	(11.5)
Interest-earning deposits with banks	47	158	61	(70.3)	(23.0)
Dividends on FHLB Stock	72	97	115	(25.8)	(37.4)
Total interest and dividend income	14,966	15,218	14,324	(1.7)	4.5
Interest expense
Deposits	4,807	5,037	3,595	(4.6)	33.7
FHLB advances and other borrowings	461	529	726	(12.9)	(36.5)
Total interest expense	5,268	5,566	4,321	(5.4)	21.9
Net interest income	9,698	9,652	10,003	0.5	(3.0)
Provision for loan losses	-	100	200	(100.0)	(100.0)
Net interest income after provision for loan losses	9,698	9,552	9,803	1.5	(1.1)

Noninterest income
Net gain on sale of investments	71	88	-	(19.3)	n/a
BOLI income	301	235	96	28.1	213.5
Wealth management revenue	177	245	211	(27.8)	(16.1)
Deposit related fees	178	179	178	(0.6)	0.0
Loan related fees	782	290	235	169.7	232.8
Other	14	2	8	600.0	75.0
Total noninterest income	1,523	1,039	728	46.6	109.2

Noninterest expense
Salaries and employee benefits	5,048	4,813	4,977	4.9	1.4
Occupancy and equipment	1,024	924	871	10.8	17.6
Professional fees	428	440	415	(2.7)	3.1
Data processing	638	478	361	33.5	76.7
OREO related expenses, net	1	1	3	0.0	(66.7)
Regulatory assessments	21	13	111	61.5	(81.1)
Insurance and bond premiums	87	95	88	(8.4)	(1.1)
Marketing	59	118	75	(50.0)	(21.3)
Other general and administrative	665	573	845	16.1	(21.3)
Total noninterest expense	7,971	7,455	7,746	6.9	2.9
Income before federal income tax provision	3,250	3,136	2,785	3.6	16.7
Federal income tax provision	635	631	622	0.6	2.1
Net income	$2,615	$2,505	$2,163	4.4%	20.9%

Basic earnings per share	$0.26	$0.25	$0.21
Diluted earnings per share	$0.26	$0.25	$0.21
Weighted average number of common shares outstanding	9,934,768	9,901,586	10,385,612
Weighted average number of diluted shares outstanding	10,032,979	9,991,011	10,484,350

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Year Ended December 31
	2019	2018	2017	One Year Change	Two Year Change
Interest and dividend income
Loans, including fees	$54,636	$51,127	$43,607	6.9%	25.3%
Investments available-for-sale	4,329	4,126	3,504	4.9	23.5
Interest-earning deposits with banks	293	202	237	45.0	23.6
Dividends on FHLB Stock	362	458	296	(21.0)	22.3
Total interest and dividend income	59,620	55,913	47,644	6.6	25.1
Interest expense
Deposits	17,996	11,218	7,517	60.4	139.4
FHLB advances	2,716	3,520	2,505	(22.8)	8.4
Total interest expense	20,712	14,738	10,022	40.5	106.7
Net interest income	38,908	41,175	37,622	(5.5)	3.4
Recapture of provision for loan losses	(300)	(4,000)	(400)	(92.5)	(25.0)
Net interest income after recapture of provision for loan losses	39,208	45,175	38,022	(13.2)	3.1

Noninterest income
Net gain (loss) on sale of investments	151	(20)	(567)	(855.0)	(126.6)
BOLI income	994	814	623	22.1	59.6
Wealth management revenue	879	611	919	43.9	(4.4)
Deposit accounts related fees	733	681	446	7.6	64.3
Loan related fees	1,344	768	776	75.0	73.2
Other	40	24	11	66.7	263.6
Total noninterest income	4,141	2,878	2,208	43.9	87.5

Noninterest expense
Salaries and employee benefits	19,595	19,302	17,773	1.5	10.3
Occupancy and equipment	3,712	3,283	2,506	13.1	48.1
Professional fees	1,690	1,538	1,809	9.9	(6.6)
Data processing	2,031	1,392	1,457	45.9	39.4
OREO related expenses (reimbursements), net	34	7	(67)	385.7	(150.7)
Regulatory assessments	307	502	491	(38.8)	(37.5)
Insurance and bond premiums	375	443	399	(15.3)	(6.0)
Marketing	339	344	270	(1.5)	25.6
Other general and administrative	2,335	2,650	2,171	(11.9)	7.6
Total noninterest expense	30,418	29,461	26,809	3.2	13.5
Income before federal income tax provision	12,931	18,592	13,421	(30.4)	(3.7)
Federal income tax provision	2,562	3,693	4,942	(30.6)	(48.2)
Net income	$10,369	$14,899	$8,479	(30.4)%	22.3%

Basic earnings per share	$1.04	$1.44	$0.82
Diluted earnings per share	$1.03	$1.43	$0.81
Weighted average number of common shares outstanding	9,976,056	10,306,835	10,289,049
Weighted average number of diluted shares outstanding	10,075,906	10,424,187	10,437,449

The following table presents a breakdown of the loan portfolio, net of undisbursed funds (unaudited):
	December 31, 2019		September 30, 2019		December 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$13,809	1.2%	$13,877	1.3%	$14,076	1.3%
Other multifamily	159,106	14.2	157,275	14.3	155,279	15.0
Total multifamily residential	172,915	15.4	171,152	15.6	169,355	16.3

Non-residential:
Office	100,744	9.0	98,738	9.0	100,495	9.7
Retail	133,094	11.8	142,639	12.9	131,222	12.7
Mobile home park	26,099	2.3	23,070	2.1	16,003	1.5
Hotel	42,971	3.8	27,572	2.5	28,035	2.7
Nursing Home	11,831	1.1	16,104	1.5	16,315	1.6
Warehouse	17,595	1.6	18,200	1.7	25,398	2.4
Storage	37,190	3.3	35,908	3.3	32,462	3.1
Other non-residential	25,628	2.3	19,659	1.8	23,868	2.3
Total non-residential	395,152	35.2	381,890	34.8	373,798	36.0

Construction/land:
One-to-four family residential	44,491	4.0	47,524	4.3	51,747	5.0
Multifamily	40,954	3.6	40,078	3.7	40,502	3.9
Commercial	19,550	1.7	15,913	1.5	9,976	1.0
Land development	8,670	0.8	6,400	0.6	6,629	0.6
Total construction/land	113,665	10.1	109,915	10.1	108,854	10.5

One-to-four family residential:
Permanent owner occupied	210,898	18.8	205,679	18.7	194,141	18.7
Permanent non-owner occupied	161,630	14.4	164,707	15.0	147,825	14.3
Total one-to-four family residential	372,528	33.2	370,386	33.7	341,966	33.0

Business
Aircraft	14,012	1.3	14,186	1.3	11,058	1.1
Small Business Administration (“SBA”)	362	0.0	-	0.0	-	0.0
Other business	23,405	2.1	23,321	2.1	19,428	1.9
Total business	37,779	3.4	37,507	3.4	30,486	3.0

Consumer
Classic Auto	18,454	1.7	14,636	1.3	-	0.0
Other consumer	11,745	1.0	11,815	1.1	12,970	1.2
Total consumer	30,199	2.7	26,451	2.4	12,970	1.2
Total loans	1,122,238	100.0%	1,097,301	100.0%	1,037,429	100.0%
Less:
Deferred loan fees, net	558		290		1,178
ALLL	13,218		13,161		13,347
Loans receivable, net	$1,108,462		$1,083,850		$1,022,904

Concentrations of credit: (1)
Construction loans as % of total capital	81.9%		82.6%		81.9%
Total non-owner occupied commercial real estate as % of total capital	449.7%		444.9%		451.8%
(1)	Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Quarter Ended
	Dec 31	Sep 30	Jun 30	Mar 31,	Dec 31,
	2019	2019	2019	2019	2018
Performance Ratios:
Return on assets	0.79%	0.75%	1.04%	0.63%	0.69%
Return on equity	6.64	6.41	8.70	5.16	5.54
Dividend payout ratio	34.62	36.00	27.27	42.11	38.10
Equity-to-assets ratio	11.65	11.85	11.86	11.78	12.28
Tangible equity ratio (1)	11.53	11.73	11.72	11.64	12.13
Net interest margin	3.09	3.07	3.23	3.37	3.41
Average interest-earning assets to average interest-bearing liabilities	113.50	113.17	113.23	113.87	114.27
Efficiency ratio	71.04	69.73	68.80	73.06	72.18
Noninterest expense as a percent of average total assets	2.40	2.24	2.28	2.48	2.49
Book value per share	$15.25	$15.06	$14.83	$14.50	$14.35
Tangible book value per share (1)	15.07	14.88	14.64	14.32	14.17

Capital Ratios: (2)
Tier 1 leverage ratio	10.27%	10.13%	10.34%	10.28%	10.37%
Common equity tier 1 capital ratio	13.13	13.14	13.46	13.13	13.43
Tier 1 capital ratio	13.13	13.14	13.46	13.13	13.43
Total capital ratio	14.38	14.39	14.71	14.38	14.68

Asset Quality Ratios:
Nonperforming loans as a percent of total loans, net of undisbursed funds	0.01%	0.01%	0.01%	0.01%	0.07%
Nonperforming assets as a percent of total assets	0.04	0.05	0.05	0.05	0.10
ALLL as a percent of total loans, net of undisbursed funds	1.18	1.20	1.22	1.30	1.29
Net recoveries to average loans receivable, net	(0.01)	(0.00)	(0.00)	(0.01)	(0.00)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$13,161	$13,057	$13,808	$13,347	$13,116
Provision (Recapture of provision)	-	100	(800)	400	200
Charge-offs	-	-	-	-	-
Recoveries	57	4	49	61	31
ALLL, end of the quarter	$13,218	$13,161	$13,057	$13,808	$13,347
(1) Tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to page 16 for reconciliation between the GAAP and non‑GAAP financial measures.
(2) Capital ratios are for First Financial Northwest Bank only.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2019	2019	2019	2019	2018
Yields and Costs:
Yield on loans	5.05%	5.14%	5.19%	5.22%	5.13%
Yield on investments available-for-sale	2.85	3.02	3.21	3.35	3.17
Yield on interest-earning deposits	1.61	2.24	2.33	2.50	2.27
Yield on FHLB stock	4.84	6.81	5.58	4.68	6.63
Yield on interest-earning assets	4.78%	4.84%	4.94%	4.98%	4.88%

Cost of interest-bearing deposits	1.94%	2.00%	1.89%	1.76%	1.61%
Cost of FHLB advances	1.66	2.02	2.28	2.26	2.12
Cost of interest-bearing liabilities	1.91%	2.00%	1.94%	1.84%	1.68%

Cost of total deposits	1.84%	1.91%	1.80%	1.67%	1.53%
Cost of funds	1.82	1.92	1.86	1.76	1.61

Average Balances:
Loans	$1,087,558	$1,073,283	$1,051,894	$1,031,994	$1,006,905
Investments available-for-sale	138,331	140,031	138,634	140,433	140,568
Interest-earning deposits	11,572	27,992	8,275	6,484	10,653
FHLB stock	5,897	5,649	7,337	7,888	6,886
Total interest-earning assets	$1,243,358	$1,246,955	$1,206,140	$1,186,799	$1,165,012

Interest-bearing deposits	$985,532	$998,123	$919,306	$881,260	$883,672
Borrowings	109,895	103,707	145,895	160,950	135,886
Total interest-bearing liabilities	$1,095,427	$1,101,830	$1,065,201	$1,042,210	$1,019,558
Noninterest-bearing deposits	50,951	47,613	48,137	47,002	47,580
Total deposits and borrowings	$1,146,378	$1,149,443	$1,113,338	$1,089,212	$1,067,138

Average assets	$1,317,586	$1,319,777	$1,279,880	$1,258,902	$1,236,460
Average stockholders' equity	156,147	155,057	152,267	152,850	154,958

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Year Ended December 31,
	2019	2018	2017	2016	2015
Performance Ratios:
Return on assets	0.80%	1.21%	0.76%	0.88%	0.96%
Return on equity	6.73	9.86	5.94	5.55	5.15
Dividend payout ratio	33.65	21.53	32.93	32.02	35.57
Equity-to-assets	11.65	12.28	11.79	13.31	17.42
Tangible equity ratio (1)	11.53	12.13	11.63	13.31	17.42
Net interest margin	3.19	3.56	3.60	3.60	3.38
Average interest-earning assets to average interest- bearing liabilities	113.44	114.28	114.07	117.11	120.45
Efficiency ratio	70.66	66.88	67.31	62.27	62.66
Noninterest expense as a percent of average total assets	2.35	2.40	2.42	2.27	2.07
Book value per common share	$15.25	$14.35	$13.27	$12.63	$12.40
Tangible book value per share (1)	$15.07	$14.17	$13.07	$12.63	$12.40

Capital Ratios: (2)
Tier 1 leverage ratio	10.27%	10.37%	10.20%	11.17%	11.61%
Common equity tier 1 capital ratio	13.13	13.43	12.52	14.38	16.36
Tier 1 capital ratio	13.13	13.43	12.52	14.38	16.36
Total capital ratio	14.38	14.68	13.77	15.63	17.62

Asset Quality Ratios:
Nonperforming loans as a percent of total loans, net of undisbursed funds	0.01%	0.07%	0.02%	0.10%	0.16%
Nonperforming assets as a percent of total assets	0.04	0.10	0.05	0.31	0.48
ALLL as a percent of total loans, net of undisbursed funds	1.18	1.29	1.28	1.32	1.36
Net recoveries to average loans receivable, net	(0.02)	(0.45)	(0.27)	(0.02)	(0.18)

Allowance for Loan Losses:
ALLL, beginning of the year	$13,347	$12,882	$10,951	$9,463	$10,491
Provision (Recapture of provision)	$(300)	(4,000)	(400)	1,300	(2,200)
Charge-offs	-	-	-	(83)	(362)
Recoveries	$171	4,465	2,331	271	1,534
ALLL, end of the year	$13,218	$13,347	$12,882	$10,951	$9,463
(1) Tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to page 16 for reconciliation between the GAAP and non‑GAAP financial measures.
(2) Capital ratios are for First Financial Northwest Bank only.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Year Ended December 31,
	2019	2018	2017	2016	2015
Yields and Costs:
Yield on loans	5.15%	5.13%	4.96%	4.99%	5.18%
Yield on investments available-for-sale	3.11	2.92	2.61	2.31	1.84
Yield on interest-earning deposits	2.15	1.74	1.07	0.52	0.26
Yield on FHLB stock	5.42	5.24	3.32	2.62	1.06
Yield on interest-earning assets	4.88%	4.83%	4.57%	4.39%	4.13%

Cost of interest-bearing deposits	1.90%	1.35%	1.04%	0.94%	0.89%
Cost of FHLB advances	2.09	1.92	1.30	0.86	0.95
Cost of interest-bearing liabilities	1.92%	1.46%	1.10%	0.92%	0.90%

Cost of total deposits	1.81%	1.28%	0.99%	0.90%	0.86%
Cost of funds	1.84	1.39	1.05	0.89	0.88

Average Balances:
Loans	$1,061,367	$995,810	$878,449	$765,948	$667,739
Investments available-for-sale	139,354	141,100	134,105	132,372	121,893
Interest-earning deposits	13,634	11,628	22,194	45,125	104,476
FHLB stock	6,684	8,748	8,914	7,714	6,527
Total interest-earning assets	$1,221,039	$1,157,286	$1,043,662	$951,159	$900,635

Interest-bearing deposits	$946,484	$828,965	$722,666	$648,324	$614,185
Borrowings	129,899	183,667	192,227	163,893	133,527
Total interest-bearing liabilities	$1,076,383	$1,012,632	$914,893	$812,217	$747,712
Noninterest-bearing deposits	48,434	49,461	39,127	27,596	23,509
Total deposits and borrowings	$1,124,817	$1,062,093	$954,020	$839,813	$771,221

Average assets	$1,294,164	$1,227,396	$1,108,656	$1,010,243	$958,154
Average stockholders' equity	154,092	151,145	142,647	160,192	177,904

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value per share. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholders’ equity. Tangible assets are calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of its capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation between the GAAP and non-GAAP measures:

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands, except per share data)
Total stockholders' equity (GAAP)	$156,319	$155,102	$153,828	$151,684	$153,738	$142,634
Less:
Goodwill	889	889	889	889	889	889
Core deposit intangible	968	1,005	1,042	1,079	1,116	1,266
Tangible equity (Non-GAAP)	$154,462	$153,208	$151,897	$149,716	$151,733	$140,479

Total assets (GAAP)	1,341,885	1,308,359	1,297,561	1,287,862	1,252,424	1,210,229
Less:
Goodwill	889	889	889	889	889	889
Core deposit intangible	968	1,005	1,042	1,079	1,116	1,266
Tangible assets (Non-GAAP)	$1,340,028	$1,306,465	$1,295,630	$1,285,894	$1,250,419	$1,208,074

Common shares outstanding at period end	10,252,953	10,296,053	10,375,325	10,457,625	10,710,656	10,748,437

Equity to assets ratio	11.65%	11.85%	11.86%	11.78%	12.28%	11.79%
Tangible equity ratio	11.53	11.73	11.72	11.64	12.13	11.63
Book value per share	$15.25	$15.06	$14.83	$14.50	$14.35	$13.27
Tangible book value per share	15.07	14.88	14.64	14.32	14.17	13.07